UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                                December 2, 1996

                           PROLER INTERNATIONAL CORP.
                          (Exact name of registrant as
                            specified in its charter)

   Delaware                         1-5276                        74-0494529
(State or other                   (Commission                    (IRS Employer
jurisdiction of                  File Number)                  Identification
incorporation)                                                      Number)

                           4265 San Felipe, Suite 900
                              Houston, Texas 77027
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (713) 627-3737

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

      (a) On December 2, 1996, Schnitzer Steel Industries, Inc. ("Schnitzer") announced that it had completed its tender offer to purchase all of the Company's common stock at $9.00 per share (the "Tender Offer"). Schnitzer stated in its press release announcing the completion of the Tender Offer that, at the expiration of the Tender Offer at midnight on Friday, November 29, 1996, 4.1 million shares of the Company's common stock (approximately 86% of the outstanding shares) had been tendered, and that all tendered shares had been accepted for payment by PIC Acquisition Corporation, a wholly-owned subsidiary of Schnitzer ("PIC Acquisition"). A copy of Schnitzer's December 2, 1996 press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

      As previously disclosed in the Company's Current Report on Form 8-K dated September 15, 1996, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") with Schnitzer and PIC Acquisition on September 15, 1996, pursuant to which Schnitzer commenced the Tender Offer on September 20, 1996 to purchase all of the outstanding shares of the Company's Common Stock for $7.50 per share. As discussed in Schnitzer's Tender Offer Statement on Schedule 14D-1 filed with the Commission on September 20, 1996, as amended (the "Tender Offer Statement"), the Tender Offer was subsequently extended, and its terms amended, by Schnitzer prior to the closing of the Tender Offer at midnight on November 29, 1996.

      As disclosed in Schnitzer's Tender Offer Statement, PIC Acquisition obtained the funds for its purchase of the Company's common stock from Schnitzer, and Schnitzer obtained such funds from its existing $100 million unsecured revolving credit facility provided pursuant to a Credit Agreement dated as of March 27, 1995 among Schnitzer, the syndicate of lenders parties thereto, and the First National Bank of Chicago, as Agent. The facility was not obtained for the particular purpose of acquiring control of the Company.

      Pursuant to the Merger Agreement, PIC Acquisition became entitled upon completion of the Tender Offer to designate that number of directors on the Company's Board of Directors equal to the number of directors on the Company's Board multiplied by the percentage of outstanding shares of the Company's common stock owned by PIC Acquisition following consummation of the Tender Offer. Accordingly, on December 4, 1996, five of the Company's six directors resigned from the Company's Board of Directors, and three directors designated by Schnitzer and PIC Acquisition were elected to the Company's Board of Directors.

      Following consummation of the Tender Offer, PIC Acquisition acquired additional shares of the Company's common stock, and as of December 6, 1996, PIC Acquisition owned approximately 94% of Proler's common stock. Accordingly, pursuant to the Merger Agreement, on December 6, 1996 PIC Acquisition was merged with and into the Company in a second-step merger, as a result of which the shares of common stock of the Company (other than shares owned by the Company or a subsidiary of the Company, Schnitzer, PIC Acquisition or any other subsidiary of Schnitzer) that were not tendered to PIC Acquisition in the Tender Offer were

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converted into the right to receive $9.00 per share, such shares were automatically canceled and retired, and the Company became a wholly-owned subsidiary of Schnitzer. A copy of Schnitzer's December 6, 1996 press release announcing the merger is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

      Immediately following the filing of this Current Report on Form 8-K, the Company intends to file with the Commission a Form 15 suspending its duty to file reports pursuant to Sections 13 and 15(d) of the Securities Exchange Act of 1934. The Company has also informed the New York Stock Exchange of the merger, and has been informed that the Exchange will suspend trading of the Company's Common Stock following the close of business on December 6, 1996, and that the Exchange will proceed with the delisting of the Company's common stock.

      (b) The Company is not aware of any arrangements the operation of which may at a subsequent date result in a change in control of the Company.

ITEM 7.  EXHIBITS

Exhibit 99.1 Press Release issued by Schnitzer Steel Industries, Inc., dated
             December 2, 1996.

Exhibit 99.2 Press Release issued by Schnitzer Steel Industries, Inc., dated
             December 6, 1996.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PROLER INTERNATIONAL CORP.

Dated:  December 6, 1996            By:   /s/ DAVID JUENGEL
                                          Name: David Juengel
                                          Title:  Vice President

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                           PROLER INTERNATIONAL CORP.

                                  EXHIBIT INDEX

                                       to

                             FORM 8-K CURRENT REPORT

                        Date of Report: December 2, 1996

Exhibit
Number                           Description
-------                          -----------
  99.1 Press Release issued by Schnitzer Steel Industries, Inc., dated December 2, 1996

  99.2 Press Release issued by Schnitzer Steel Industries, Inc., dated December 6, 1996.

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